UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

Kiromic BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, TX,
7707 Fannin, Suite 140 Houston, TX,	77054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (832) 968-4888

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

Engagement of New Independent Registered Public Accounting Firm

On April 29, 2022, the Audit Committee of the Board of Directors of Kiromic BioPharma, Inc. (the “Company”) notified Whitley Penn LLP (“Whitley Penn”) that Whitley Penn had been approved as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.

On April 29, 2022, the Company and Whitley Penn executed an engagement letter formally engaging Whitley Penn as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through the filing of this Current Report on Form 8-K, the Company did not consult with Whitley Penn with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and no written report or oral advice was provided to the Company by Whitley Penn that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Departure of Independent Registered Public Accounting Firm

On April 4, 2022, Deloitte & Touche LLP (“Deloitte”) advised the Company’s Audit Committee that it would not stand for reappointment as the Company’s independent registered public accounting firm. Deloitte will no longer serve as the Company’s independent registered accounting firm following the completion by Deloitte of its services as the Company’s independent registered public accounting firm for the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. The Company has requested that Deloitte respond fully to the inquiries of Whitley Penn, the Company’s successor independent registered public accounting firm, and Deloitte has agreed to cooperate with the Company and Whitley Penn with respect to the transition.

During the Company’s fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through the filing of this Current Report on Form 8-K, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its report.

Deloitte’s report on the consolidated financial statements for the Company’s fiscal years ended December 31, 2021 and 2020 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s report for the years ended December 31, 2021 and 2020 contained an explanatory paragraph indicating that there was substantial doubt about the ability of the Company to continue as a going concern.

During the Company’s fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through the filing of this Current Report on Form 8-K , there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for certain material weaknesses in the Company’s internal control over financial reporting. As previously disclosed in Part II, Item 9A, "Controls and Procedures," of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the Company identified material weaknesses resulting from (a) the Company’s lack of internal control processes and procedures regarding the financial close and reporting process, procure to pay process, and human resources and payroll process, (b) those controls being designed without the appropriate segregation of duties; and (c) the Company’s lack of full-time accounting and finance personnel. As previously disclosed in Part II, Item 9A, "Controls and Procedures," of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, in addition to the material weaknesses resulting from the causes described in items (a) through (c) in the preceding sentence, the Company identified material weaknesses resulting from the Company’s internal communication deficiencies surrounding the Company’s failure to timely disclose certain communications from the FDA received on June 16 and 17, 2021.

The Company provided Deloitte with a copy of the disclosure contained in this Current Report on Form 8-K and requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether Deloitte agrees with the statements contained in this Current Report on Form 8-K.  Deloitte has provided the Company with a letter addressed to the SEC stating whether it agrees with the above statements, a copy of which is filed as Exhibit 16.1 herewith.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

The following documents are herewith filed or furnished as exhibits to this report:

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP dated May 3, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2022	KIROMIC BIOPHARMA, INC.

	By:	/s/ Daniel Clark
Name: Daniel Clark Title: Interim Chief Financial Officer